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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Rule 14a-12

                           BURLINGTON RESOURCES INC.
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2)   Aggregate number of securities to which transaction applies:

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       (3)   Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)   Proposed maximum aggregate value of transaction:

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       (5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount Previously Paid:

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       (2)   Form, Schedule or Registration Statement No.:

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       (3)   Filing Party:

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       (4)   Date Filed:

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The following are sets of Questions and Answers that were first posted on
Burlington Resources Inc.'s intranet web site on the evening of February 14, 2006.

                         FREQUENTLY ASKED QUESTIONS

These questions and answers have been written to provide you with the information requested in employee meetings and on the Employee Resource Site. Employee questions that are similar in nature are grouped together, rephrased and answered by a team from Human Resources. Please note: If a conflict is discovered between these Q&As and the Plan Documents, the Plan Documents will prevail. For specific individual questions, you are encouraged to seek assistance from your Human Resources representative for answers related to your personal circumstances.

COMPENSATION PROGRAMS
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Q:   IT SOUNDS LIKE CONOCOPHILLIPS COMPENSATION IS BENCHMARKED AT THE
     MEDIAN QUARTILE WHILE BURLINGTON HAS AIMED TO BE IN THE TOP QUARTILE (I BELIEVE THE PAST FEW YEARS THAT MAY HAVE COME DOWN SOME). DOES THIS POTENTIALLY MEAN BURLINGTON EMPLOYEE COMPENSATION WOULD "SLOW DOWN" TO ALLOW CONOCOPHILLIPS EMPLOYEES TO CATCH UP?

A: ConocoPhillips' compensation and benefits are competitive in aggregate with our peer companies, and this is confirmed annually through multiple third-party surveys. Burlington's compensation and benefits also are competitive, but the specific plans and plan values are different from those of ConocoPhillips. ConocoPhillips and Burlington Human Resources are currently working together to understand the differences. The goal is for all full-time, regular employees to participate in common, competitive compensation and benefits plans.

BENEFIT PROGRAMS
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Q:   HOW DOES COP DETERMINE ELIGIBILITY FOR RETIREE MEDICAL BENEFITS? WILL
     BURLINGTON SERVICE CARRY-OVER FOR THE DETERMINATION?

A: An employee must be age 50 and have 10 years of service when employment ends, and his or her age and service added together must total at least 65 points to be eligible for retiree benefits. To get the maximum company contribution for medical (50% of the total cost of coverage), you must have 85 points or more.

     Burlington service will be recognized for this purpose, but Burlington employees on on-going regular jobs whose termination dates precede the anniversary of the closing date and Burlington employees on transition assignments, will not be eligible for company contributions to ConocoPhillips retiree medical.

     The points (age + service) and percent of maximum company contribution are as follows:

     POINTS                         % OF MAXIMUM COMPANY CONTRIBUTION
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     85+                            100% of Maximum Company Contribution
     80-84                          90% of Maximum Company Contribution
     75-79                          80% of Maximum Company contribution
     70-74                          70% of Maximum Company contribution
     65-69                          60% of Maximum Company contribution

     The actual company contribution may be less than the percent listed above because of the 4.5% cap on increases to the company contribution. Additional information will be provided in later communications about benefits.

Q:   CAN YOU EXPLAIN MORE ABOUT HOW THE COP STOCK SAVINGS FEATURE WORKS?

A: The target payout for the Stock Savings Feature semiannual allocation in the ConocoPhillips Savings Plan is $8 for every $1 invested. To receive this targeted company allocation, eligible employees deposit 1 percent of eligible pay to the Stock Savings Feature on a before-tax basis. Semiannually, as of June 30 and December 31, ConocoPhillips stock will be allocated to the employee's account based on 1 percent deposits to the Stock Savings Feature during the previous six-month allocation period. There is a formula in the ConocoPhillips Savings Plan that determines the payout. Components of the formula are the number of eligible employees for the Stock Savings Feature, total deposits to the Stock Savings Feature, shares of ConocoPhillips stock to be allocated, and the stock price. For example, for the semi-annual allocations in the period from June 2003 through December 2005, the actual allocations have ranged from $7.01 to $12.89 in company stock allocated for each dollar of participant deposits.

Q:   WHAT MATCHING DOES CONOCOPHILLIPS HAVE FOR ITS 401(K) PLAN?

A: The ConocoPhillips Savings Plan has two components - the Stock Savings Feature and the Thrift Feature; and, based on the Stock Savings Feature target allocation of $8 for every $1 invested and the Thrift Feature 1.25 percent match, the total targeted ConocoPhillips match is
     9.25 percent with only a 2.25 percent employee deposit required.

     In the Stock Savings Feature, eligible employees deposit 1 percent of eligible pay on a before-tax basis. Semiannually, as of June 30 and December 31, ConocoPhillips stock will be allocated to the employee's account based on deposits during the previous six-month allocation period. The target payout for the Stock Savings Feature allocation is $8 for every $1 invested.

     In the Thrift Feature, eligible employees deposit from 1 percent to 30 percent of eligible pay on a before-tax or an after-tax basis (or combination of both). For every $1 deposited -- up to 1.25 percent of eligible pay -- ConocoPhillips will contribute $1 to your account.

RETIREMENT / PENSION
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Q:   ACCORDING TO A RECENT TIME MAGAZINE ARTICLE (OCTOBER 31, 2005)
     EXXONMOBIL HAD A DEFICIT FUNDING AMOUNT RELATED TO ITS PENSION PLAN OF $11.5 BILLION AND ONLY HAD ENOUGH MONEY TO ISSUE RETIREMENT CHECKS COVERING 61% OF PROMISED BENEFITS. WHAT % CAN CONOCOPHILLIPS CURRENTLY COVER OF ITS PROMISED RETIREMENT PLAN BENEFITS?

A: The question implies that if a plan is not 100% funded, some promised benefits are not being paid in full, and this is not necessarily the case. A plan does not have to be 100% funded to pay all of the benefits when due. All participants' benefits are included in the plan's liabilities, but not all participants are eligible to receive immediate payments, and some are not currently vested in any benefit. All ConocoPhillips retirement benefit payments due have been and are being paid in full.

     On a Projected Benefit Obligation (PBO) basis, our U.S. pensions had obligations of $3.1 billion and assets of $1.7 billion, or 55 percent funded as of 12/31/2004. PBO is based on actual years of service to date, but also includes expected future wage increases. On an Accumulated Benefit Obligation basis (ABO), our U.S. pensions had obligations of $2.4 billion and assets of $1.7 billion, or 70 percent funded as of 12/31/2004. ABO is based on actual years of service to date and actual current wages. ConocoPhillips' forecast contribution for the 2005-2009 time period was an average of $415 million per year to its U.S. pensions and other postretirement plans. In 2004, the company contributed $454 million to its U.S. pensions and other postretirement plans, of which $417 million was to its U.S. pensions. Updated information will be available in the ConocoPhillips annual Report to the Shareholders later in 2006.

INTEGRATION
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Q:   DOES CONOCOPHILLIPS HAVE A STANDARD SEVERANCE POLICY? IF SO, WHAT ARE
     ITS TERMS?

A: ConocoPhillips has a comprehensive suite of competitive compensation and benefits plans, including the ConocoPhillips Severance Pay Plan. The terms and conditions of the ConocoPhillips Severance Pay Plan generally require there be a job elimination or reduction in work force to become eligible for benefits. The ConocoPhillips Severance Pay Plan generally pays 3 weeks of salary for each year of service, with a minimum benefit of 4 weeks and a maximum benefit of 60 weeks of pay.

Q: CAN YOU EXPLAIN HOW THE COP 19/30 WORK SCHEDULE WORKS COMPARED TO BR'S 9/80 SCHEDULE?

A: ConocoPhillips offers a 19/30 program, which enables employees the flexibility of taking one personal day off each month to spend as they wish. This policy applies to regular full-time employees at sites that have adopted the 19/30 program, but it excludes retail store employees and employees who work 10- or 12-hour shifts, and employees covered by a collective bargaining agreement, unless expressly provided for by the terms of the applicable agreement. Employees must work an extra 30 minutes each day to participate in the program.

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             CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
       INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, timing expectations to complete the merger, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Burlington Resources undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed transaction, ConocoPhillips has filed a preliminary registration statement on Form S-4, Burlington Resources will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4, PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain free copies of the Form S-4, proxy statement and the other documents at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ConocoPhillips free of charge by contacting ConocoPhillips Shareholder Relations Department at (281) 293-6800, P.O. Box 2197, Houston, Texas, 77079-2197. You may obtain documents filed with the SEC by Burlington Resources free of charge by contacting Burlington Resources Investor Relations Department at (800) 262-3456, 717 Texas Avenue, Suite 2100, Houston, Texas 77002, e-mail:
IR@br-inc.com.

                 INTEREST OF CERTAIN PERSONS IN THE MERGER

     ConocoPhillips, Burlington Resources and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock is set forth in Burlington Resources' proxy statement for its 2005 annual meeting, which was filed with the SEC on March 10, 2005. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger.


     Investors should read the Form S-4 and proxy statement carefully before making any voting or investment decision.